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                                  EXHIBIT 99.1

            UNIVERSAL AUTOMOTIVE BACK IN COMPLIANCE WITH NASDAQ RULE

      - COMPANY TRADING SYMBOL TO RETURN TO 'UVSL' BEGINNING DECEMBER 10 -

         ALSIP, Ill., Dec. 8 /PRNewswire-FirstCall/ -- Universal Automotive Industries, Inc. (Nasdaq: UVSLE - News) today said that it has received notification from The Nasdaq Stock Market that the company is back in compliance with Rule 4310, its trading symbol will return to "UVSL" at the beginning of business on December 10, 2004, and the matter is now closed.

         Universal Automotive previously announced on December 1 that its Form 10-Q for the quarter ended September 30, 2004, due to an oversight, incorrectly stated that its auditors had not completed their review of the interim condensed financial statements in accordance with SEC regulations. In fact, the interim financial statements had been reviewed by its auditors prior to their initial filing. An amended Form 10-Q/A has been filed correcting the misstatement.

         This misstatement triggered a letter in which The Nasdaq Stock Market advised that it deemed the original filing of the Form 10-Q to be deficient because the original filing had referenced that the auditors' review had not been completed. It deemed this to be a violation of Nasdaq Marketplace Rule 4310, which requires that all listed companies remain current with their Securities & Exchange Act of 1934 filing requirements. It further advised that effective December 1, 2004 the character "E" would be added to the company's listed trading symbol due to the perceived filing delinquency.

ABOUT UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.

         Universal Automotive Industries distributes and manufactures brake rotors and other brake parts, under its trademarks UBP - Universal Brake Parts, Evolution and Ultimate in the United States and Canada and its proprietary Autospecialty, ValuMaxx and PowerStop brands. The company also provides TRW-branded brake rotors and drums and suspension products.

         This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934 as amended, which are intended to be covered by safe harbors created thereby. Such forward-looking statements, including the risks referenced in the Company's filings with the Securities & Exchange Commission, and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements, may vary from the actual results achieved by the Company.